UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 9, 2006
Burlington Resources Inc. Retirement Savings Plan
(Exact name of registrant as specified in its charter)

Delaware	001-32395	01-0562944
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
600 North Dairy Ashford
Houston, Texas 77079
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (281) 293-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a -12 under the Exchange Act (17 CFR 240.14a -12))
☐ Pre-commencement communications pursuant to Rule 14d-(2(b) under the Exchange Act (17 CFR 240.13e-4(c))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
     On May 9, 2006, Ham, Langston & Brezina, L.L.P. was appointed as the independent accountant for the Burlington Resources Inc. Retirement Savings Plan (the “Plan”) for the year ended December 31, 2005, and on May 9, 2006, PricewaterhouseCoopers LLP (“PwC”) was dismissed as the independent accountant for the Plan. The decision to change independent accountants was approved by the Audit and Finance Committee of the Board of Directors of ConocoPhillips, which acquired Burlington Resources Inc. on March 31, 2006.
     The reports of PwC on the financial statements of the Plan for the fiscal years ended December 31, 2004 and 2003, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.
     During the fiscal years ended December 31, 2004 and 2003, and through May 9, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the Plan’s financial statements for such years.
     During the fiscal years ended December 31, 2004 and 2003, and through May 9, 2006, there were no “reportable events” with respect to the Plan as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
     During the fiscal years ended December 31, 2004 and 2003, and through May 9, 2006, the Plan did not consult with Ham, Langston & Brezina, L.L.P. with respect to the Plan regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.
     The Plan provided a copy of the foregoing disclosures to PwC prior to the date of the filing of this report and requested PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such statements. A copy of the letter PwC furnished in response to that request is filed as Exhibit 16.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits
     Exhibit 16.1 Letter of PricewaterhouseCoopers LLP, dated May 9, 2006, regarding change in certifying accountant of Burlington Resources Inc. Retirement Savings Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON RESOURCES INC.
RETIREMENT SAVINGS PLAN

/s/ J. W. Sheets

J.W. Sheets
Plan Financial Administrator
May 15, 2006

EXHIBIT INDEX

Exhibit
No.	Description

16.1	Letter from PricewaterhouseCoopers LLP dated May 9, 2006.

4